EXHIBIT 10.3
EXHIBIT A-1 FOR PERFORMANCE PERIOD 2007
SENIOR MANAGEMENT PARTICIPANTS
MAXIMUM INCENTIVE PAYMENTS

			Incentive
			Payment
	Maximum		At Maximum
	Participation	Base	Participation
Participant	Rate	Salary	Rate

Thomas W. Burghart	50%	$240,000	$120,000
Lawrence E. Daurelle	110%	350,000	385,000
[DATA RELATING TO OTHER PARTICIPANTS DELETED]

EXHIBIT B FOR PERFORMANCE PERIOD 2007
INCENTIVE BONUS CALCULATION
A Participant will be eligible to receive an Incentive Bonus if RSL achieves the Measuring Objective for the 2007 Performance Period, as set forth in Exhibit C. For each Participant, the Incentive Bonus will be the product of the following:
[Achievement Percentage, as set forth in Exhibit D] * [Participation Percentage] * [Base Salary].
The Participation Percentage for each Participant will be subject to the maximum percentage for such person set forth in Exhibits A-1 and A-2.
For Participants set forth in Exhibit A-1 only, the Committee in its sole discretion may elect to award the Incentive Bonus as either (a) cash or (b) a grant of options to purchase shares of Delphi Class A Common Stock (“Options”), or a combination of both, subject to the approval of each option grant by the Stock Option and Compensation Committee (the “Delphi Committee”) of the Board of Directors of Delphi Financial Group, Inc. (“Delphi”). With regard to Options, the Incentive Bonus amount shall be divided by the fair market value of the Delphi Class A Common Stock on the date of grant of the option, and the quotient then multiplied by three (3), yielding the total number of Incentive Options awarded.
For Participants set forth in Exhibit A-2, the Incentive Bonus is payable in cash.
All Options shall be granted under, and be subject to the terms and conditions of, Delphi’s 2003 Employee Long-Term Incentive and Share Award Plan, as amended from time to time. In addition, subject to the approval of the Delphi Committee, such Options will be immediately exercisable and, in the case of termination of employment, by either party, for any reason whatsoever (subject to the following sentence), may be exercised any time during the remainder of the ten (10) year term. If a Participant’s employment is terminated by the Company on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure of confidential information or trade secrets of the Company, all unexercised Options shall terminate as of the date of such termination.

EXHIBIT C FOR PERFORMANCE PERIOD 2007
MEASURING OBJECTIVE
The Measuring Objective for the 2007 Performance Period is the attainment of Life Insurance Companies Operating Income per the Elements of Profit on page two of the monthly financial package, for the life companies only, in the amount of at least $149,080,000.

EXHIBIT D FOR PERFORMANCE PERIOD 2007
ACHIEVEMENT PERCENTAGE
If the actual results of RSL for the 2007 Performance Period equal or exceed the Measuring Objective for the Performance Period, the 2007 Achievement Percentage will be equal to 100%, subject to upward or downward adjustment as determined by the Chairman of the Board of RSL; however, such percentage, as so adjusted, will not be less than 90% or greater than 110%.
If the actual results of RSL for the 2007 Performance Period are less than the 2007 Measuring Objective, the Achievement Percentage will be a percentage in the amount, if any, as determined by and at the sole discretion of the Chairman of the Board of RSL.

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